Fred Meyer, Inc.

                   $250,000,000 7.150% Notes Due March 1, 2003
                   $750,000,000 7.375% Notes Due March 1, 2005
                   $750,000,000 7.450% Notes Due March 1, 2008

                             Underwriting Agreement



                                                              New York, New York
                                                                   March 4, 1998

Salomon Smith Barney
Salomon Brothers Inc
Donaldson Lufkin & Jenrette
  Securities Corporation
BT Alex. Brown Incorporated
Chase Securities Inc.
Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
Societe Generale Securities Corporation

As Representatives of the several Underwriters, c/o Salomon Brothers Inc
7 World Trade Center
New York, New York 10048

Ladies and Gentlemen:

          Fred Meyer, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $250,000,000 principal amount of its 7.150% Notes due March 1, 2003 (the "Notes due 2003"), $750,000,000 principal amount of its 7.375% Notes Due March 1, 2005 (the "Notes due 2005") and $750,000,000 principal amount of its 7.450% Notes Due March 1, 2008 (the Notes due 2008 and, together with the Notes due 2003 and Notes due 2005, the "Notes"), each to be issued under an indenture (the "Base Indenture") to be dated as of March 11, 1998, among the Company, the Guarantors (as defined herein) and The First National Bank of Chicago, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") to be dated as of March 11, 1998, among the Company, the Guarantors and the Trustee. The Base Indenture, as supplemented by the Supplemental Indenture, is sometimes referred to herein as the "Indenture." The Notes will be guaranteed, on a senior unsecured basis, pursuant to the terms of the Indenture (the "Guarantee" and, together with the Notes, the "Securities") by the persons listed on Annex A hereto (each, a "Guarantor," and collectively, the "Guarantors" and, collectively with the Company, the "Issuers"); provided, however, that each of QFC and the QFC Subsidiaries and Food 4 Less and the Food 4 Less Subsidiaries are not executing this Agreement as of the date hereof but will execute an instrument in substantially the form attached hereto as Exhibit A pursuant to which they will become a party to this Agreement as a Guarantor upon the consummation of the Mergers (it being understood that upon becoming a party to this Agreement, each of QFC and the QFC Subsidiaries and Food 4 Less and the Food 4 Less Subsidiaries shall be deemed to have made all the representations and warranties set forth herein and shall be subject to all the agreements made and obligations set forth herein). The Securities are being offered by the Issuers and are being purchased by the Underwriters in connection with the Mergers. To the extent there are no additional Underwriters listed on
Schedule I other than you, the term "Representatives" as used herein shall mean you, as Underwriters, and the terms "Representatives" and "Underwriters" shall mean either the singular or plural as the context requires. Any reference herein to the "Registration Statement", a "Preliminary Prospectus" or the "Prospectus" shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

          1. Representations and Warranties. Each of the Issuers, jointly and severally, represent and warrant to, and agree with (both before and after giving effect to the Mergers), each Underwriter as set forth below in this
Section 1 as of the Effective Time with respect to such Issuer.

          (a) The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the Act ("Form S-3") and has prepared and filed with the Commission a registration statement (file number 333-44537) on Form S-3, including a related Preliminary Prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) prior to the Effective Date of such Registration Statement, a further amendment to such Registration Statement, including the form of final Prospectus, (2) after the Effective Date of such registration statement, a final Prospectus in accordance with Rules 430A and 424(b), or (3) a final Prospectus in accordance with Rules 415 and 424(b). In the case of clause (2), the Issuers have included in such Registration Statement, as amended at the Effective Date, all information (other than

     Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final Prospectus, or such final Prospectus, shall contain all Rule 430A Information or all information required by Rule 424(b)(2) under the Act, as applicable, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) Each of the Issuers and their respective subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, as well as to issue and sell the Securities and to enter into each of the Transaction Documents, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except for those in which the failure to be so qualified would not have a material adverse effect on the business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole (after giving effect to the Mergers), whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

          (d) All the outstanding shares of capital stock of each direct or indirect subsidiary of the Company (the "Subsidiaries") have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of each of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than security interests securing the New Bank Facilities).

          (e) The Company's authorized equity capitalization is as set forth in the Prospectus.

          (f) There is no franchise, contract or other document required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

          (g) The execution, delivery and performance of this Agreement have been duly authorized by each of the Issuers and this Agreement has been duly executed and delivered by each of the Issuers. This Agreement conforms in all material respects to the description thereof contained in the Prospectus.

          (h) Each of the Base Indenture, the Supplemental Indenture, the Notes and the Guarantees have been duly and validly authorized and, in the case of the Base Indenture and the Supplemental Indenture, when duly executed and delivered by the Trustee, and in the case of the Securities, when duly issued, authenticated and delivered in accordance with the terms of the Indenture, endorsed by each Guarantor and paid for in accordance with the terms of this Agreement, (A) each of the Base Indenture and the Supplemental Indenture will constitute a valid and binding agreement of the Issuers enforceable against the Issuers in accordance with its terms, (B) the Notes will be validly issued and outstanding and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and (C) the Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, in each case, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or of general principles of equity (whether considered in a proceeding in equity or at law). The Notes, the Guarantees, the Indenture and the New Bank Facilities conform in all material respects to the descriptions thereof contained in the Prospectus.

          (i) None of the Issuers is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issue and sale of the Securities hereunder or the execution, delivery or performance of each of the Transaction Documents by any of the Issuers or the consummation by the Issuers of the transactions contemplated in the Transaction Documents, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

          (k) Neither the issue and sale of the Securities, nor the execution, delivery or performance of any of the Transaction Documents, nor the consummation of any of the transactions therein contemplated nor the fulfillment of the terms therein will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers or their respective subsidiaries pursuant to, (i) the charter or by-laws of any of the Issuers or their respective subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Issuers or their respective subsidiaries is a party or bound or to which any of their respective properties is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Issuers or their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Issuers or their respective subsidiaries or any of their respective properties.

          (l) Except as set forth in the Prospectus and the Registration Statement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (m) The financial statements and schedules of each of the Company and its consolidated subsidiaries, QFC and its consolidated subsidiaries, Food 4 Less and its consolidated subsidiaries, Keith Uddenberg, Inc. ("KUI") and its consolidated subsidiaries, Hughes Markets, Inc. ("Hughes") and its consolidated subsidiaries and Smith's Food & Drug Centers, Inc. ("Smith's") and its consolidated subsidiaries in the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, QFC and its consolidated subsidiaries, Food 4 Less and its consolidated subsidiaries, KUI and its consolidated subsidiaries, Hughes and its consolidated subsidiaries and Smith's and its consolidated subsidiaries, as applicable, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Summary of Selected Historical Financial and Other Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. The pro forma financial statements in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements. The pro forma financial statements in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

          (n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Issuers or their respective subsidiaries or any of their respective properties is pending or, to the best knowledge of any of the Issuers, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated in the Transaction Documents or in the Mergers or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (o) Each of the Issuers and their respective subsidiaries have good and marketable title to all items of real property and good title to all material personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by such Issuer or such subsidiary, and each of the Issuers and their respective subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them, with exceptions in each case as are not material and do not interfere with the business of the Company and its subsidiaries, taken as a whole, in each case except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

          (p) None of the Issuers or any of their respective subsidiaries is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Issuers or any of their respective subsidiaries or any of their respective properties, as applicable, except (in the case of each of (i), (ii), and (iii)) such as would not have a Material Adverse

     Effect.

          (q) Deloitte & Touche LLP, who has certified certain financial statements included in the Prospectus, are independent public accountants with respect to the Company, QFC and KUI within the meaning of the Act and the applicable published rules and regulations thereunder and Arthur Andersen LLP, who has certified certain financial information included in the Prospectus, are independent accountants with respect to Food 4 Less and Hughes within the meaning of the Act and the applicable published rules and regulations thereunder and Ernst & Young LLP, who has certified certain financial information included in the Prospectus, are independent accountants with respect to Smith's within the meaning of the Act and the applicable published rules and regulations thereunder.

          (r) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers of the Securities.

          (s) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), the Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect,) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

          (t) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), no labor problem or dispute with the employees of the Issuers or any of their respective subsidiaries exists or is, to the best knowledge of the Issuers, threatened or imminent, and the Issuers are not aware of any existing or imminent labor disturbance by the employees of any of the Issuers' or any of their respective subsidiaries' principal suppliers, contractors or customers, that would have a Material Adverse Effect.

          (u) No Subsidiary is currently or will be after giving effect to the Mergers and the related transactions contemplated thereby, prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

          (v) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), the Issuers and each of their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those the failure of which to possess would not have a Material Adverse Effect, and none of the Issuers or any of their respective Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (w) The Issuers and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) None of the Issuers have taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (y) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), each of the Issuers and their respective subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations and the common law relating to pollution or the protection of human health and safety, the environment or hazardous or toxic substances, materials, constituents or wastes, or pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances, materials, constituents or wastes, or pollutants or contaminants or any other claim or demand under any Environmental Law, and there are no past or present events, conditions, circumstances or activities which would reasonably be expected to prevent compliance with or give rise to liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability, claim or demand would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus, none of the Issuers or any of their respective subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable state or local law.

          (z) In the ordinary course of their respective businesses, each of the Issuers and their respective subsidiaries periodically reviews the effect of Environmental Laws on the business, operations and properties of it and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuers have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (aa) Each of the Issuers and their respective subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of
     Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each plan (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Issuers or any of their respective subsidiaries are eligible to participate or with respect to which the Issuers or any of their respective subsidiaries could incur liability (a "Plan") and each such Plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Issuers and their respective subsidiaries have not incurred, and are not reasonably likely to incur, any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such Plan under Title IV of ERISA.

          (bb) The Guarantors listed on Annex A attached hereto are all the subsidiaries of the Company (after giving effect to the Mergers) as of the Closing Date (other than Insignificant Subsidiaries) (the "Subsidiaries").

          (cc) The Issuers and each of their respective subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectus to be conducted, except for such Intellectual Property the failure of which to own, possess, license or have other rights to use, would not have a Material Adverse Effect. Except as set forth in the Prospectus (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the best knowledge of the Issuers, threatened action, suit, proceeding or claim by others challenging the Issuers' or any of their respective subsidiaries' rights in or to any such Intellectual Property, and the Issuers are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the best knowledge of the Issuers, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuers are unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the best knowledge of the Issuers, threatened action, suit, proceeding or claim by others that the Issuers or any of their respective subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuers are unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Issuers or any of their respective subsidiaries or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Issuers are aware that may render any U.S. patent held by the Issuers or any of their respective subsidiaries invalid or any U.S. patent application held by the Issuers or any of their respective subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office except for patents which, if held invalid, would not have a Material Adverse Effect.

          (dd) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holding Inc.

          (ee) The Company is in compliance with the Commission's staff legal bulletin No. 5 dated October 8, 1997 related to Year 2000 compliance.

          Any certificate signed by any officer of any Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Issuer, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.560% of the principal amount thereof in the case of the Notes due 2003, at 98.358% of the principal amount thereof in the case of the Notes due 2005 and at 98.122% of the principal amount thereof in the case of the Notes due 2008, at the Closing Date, the principal amount of the Notes set forth opposite such Underwriter's name in
Schedule I hereto, and the Guarantors hereby agree to issue the Guarantees. The purchase and sale of each of the Notes due 2003, the Notes due 2005 and the Notes due 2008 are conditioned upon the purchase and sale of each of the other.

          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on March 11, 1998, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5. Agreements. Each of the Issuers, jointly and severally, agrees with the several Underwriters that:

          (a) The Issuers will use their best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Issuers will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Issuers will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
     (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by any Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuers will use their best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Issuers promptly will (1) notify the Representatives of such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to their security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Issuers will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Issuers will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall any Issuer be obligated to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

          (f) The Issuers will not, without the prior written consent of Salomon Smith Barney, for a period of 75 days following the Execution Time, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuers or any affiliate of the Issuers or any person in privity with any Issuer (or any affiliate of any Issuer)) directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Issuers (other than the Securities and commercial paper issued from time to time and other than in connection with the New Bank Facilities or other bank lines of credit).

          (g) The Issuers will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of any of the Issuers to facilitate the sale or resale of the Securities.

          (h) The Company will apply the net proceeds from the offerings of the Notes in the manner described in the "Use of Proceeds" section of the Prospectus.

          (i) The Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through the Depository Trust Company.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Issuers shall have furnished to the Representatives the opinion of Stoel Rives LLP, counsel for the Company and the subsidiaries of the Company other than QFC, the QFC subsidiaries, Food 4 Less and the Food 4 Less Subsidiaries, dated the Closing Date and addressed to the Representatives, to the effect that

          (i) each of the Issuers has been duly incorporated and is validly existing as a corporation in good standing or of current status, as the case may be, under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and to issue and sell the Securities and to enter into each of the Transaction Documents and is duly qualified to do business as a foreign corporation and is in good standing or current status, as the case may be, under the laws of those jurisdictions designated as material on an attached officer's certificate;

          (ii) all the outstanding shares of capital stock of each Guarantor have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Guarantors are owned of record by the Company either directly or through wholly owned subsidiaries and, to the knowledge of such counsel, as to all Guarantors other than FFL and the FFL Subsidiaries, free and clear of any perfected security interest (other than security interests securing the New Bank Facilities);

          (iii) the Company's authorized equity capitalization is as set forth in the Prospectus and the Securities, the Indenture and the New Bank Facilities conform in all material respects to the descriptions thereof contained in the Prospectus;

          (iv) each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by each of the Issuers, and constitutes a legal, valid and binding instrument enforceable against each of the Issuers in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); the Notes and the Guarantees are in the form contemplated by the Indenture and have been duly and validly authorized and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and endorsed by each Guarantor and delivered to and paid for by Underwriters pursuant to this Agreement, (A) the Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and (B) the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or of general principles of equity (whether considered in a proceeding in equity or at law);

          (v) this Agreement has been duly authorized, executed and delivered by each of the Issuers;

          (vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or any of their respective subsidiaries or their respective properties of a character required to be disclosed therein (other than with respect to FFL and the FFL subsidiaries) or which could result in the prevention of the transactions contemplated by the Transaction Documents, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;

          (vii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (including those documents incorporated by reference therein) (other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder (it being understood that in passing upon compliance as to form of the Registration Statement and Prospectus (including the incorporated documents), such counsel may assume that the statements made therein are correct and complete);

          (viii) none of the Issuers are nor, after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the Prospectus, will be an "investment company" as defined in the Investment Company Act of 1940, as amended;

          (ix) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the other Transaction Documents, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus;

          (x) the execution and delivery of the Transaction Documents by the Issuers, the issuance and sale of the Notes pursuant to this Agreement and the making of the Guarantees pursuant to the Indenture will not result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers or their respective subsidiaries (other than the stock pledges securing the New Bank Facilities), pursuant to, (i) the charter or by-laws of any of the Issuers or their respective subsidiaries, (ii) the terms of the contracts identified on an annex to such opinion identified as material to the Company and its subsidiaries, taken as a whole, or
          (iii) any statute, law, rule, regulation, or, to the knowledge of such counsel, any judgment, order or decree applicable to any of the Issuers or their respective subsidiaries, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Issuers or their respective subsidiaries or any of its or their properties, which breach or violation or imposition of a lien would, in the case of clause (ii) or (iii) above, have a Material Adverse Effect;

          (xi) except as set forth in the Prospectus and the Registration Statement, to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and its subsidiaries, representatives of the independent public accountants for the Company and its subsidiaries, and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed, and although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained therein and have not made any independent check or verification thereof (except with respect to its opinion in paragraph
     (iii)), during the course of such participation (relying as to materiality to a large extent on the representations of officers and other representatives of the Company and the Guarantors), no facts have come to the attention of such counsel which caused them to believe that on the Effective Date or at the Execution Time the Registration Statement contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, including the notes thereto, financial data and supporting schedules and other statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Oregon or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, (B) as to the opinions set forth in paragraphs (i), (ii), (iv), (v) (as to authorization), (vi), (vii) (as to compliance as to form), and (x) (with respect to subclauses (i) and (ii) therein), to the extent they relate to FFL and the FFL Subsidiaries and to the extent such counsel deem proper and specified in such opinion, upon the opinion of Latham & Watkins, counsel for FFL and the FFL Subsidiaries, and
     (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuers and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (c) The Issuers shall have furnished to the Representatives the opinion of Latham & Watkins, special counsel for Food 4 Less and the Food 4 Less Subsidiaries (other than Falley's (as defined herein)), dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) each of Food 4 Less and the Food 4 Less Subsidiaries (other than Falley's) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and to make its Guarantee and to enter into each of the Transaction Documents and is duly qualified to do business as a foreign corporation and is in good standing under the laws of those jurisdictions designated as material on an attached officer's certificate;

          (ii) all the outstanding shares of capital stock of each of Food 4 Less and the Food 4 Less Subsidiaries (other than Falley's) have been duly authorized and validly issued and are fully paid and nonassessable, and, all of the outstanding shares of capital stock of the Food 4 Less Subsidiaries (other than Falley's) are owned of record by Food 4 Less either directly or through wholly owned subsidiaries;

          (iii) each of this Agreement, the Base Indenture, the Supplemental Indenture and the Guarantees has been duly authorized by each of Food 4 Less and the Food 4 Less Subsidiaries (other than Falley's);

          (iv) to the knowledge of such counsel, except with respect to the terms of the Settlement Agreement (as defined in the Prospectus) as it addresses the State Claims (as defined in the Prospectus) as described in the Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Food 4 Less or the Food 4 Less Subsidiaries or their respective properties that seeks to restrain, enjoin or prevent the consummation of or otherwise challenge the transactions contemplated by the Transaction Documents, and there is no contract or other document to which Food 4 Less or any of the Food 4 Less Subsidiaries is a party or by which it is bound that is of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;

          (v) the sections of the Prospectus described on a schedule to such opinion and the documents incorporated by reference into the Registration Statement and the Prospectus that were filed by Food 4 Less (other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no opinion) (the "Food 4 Less Sections") comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder (it being understood that in passing upon compliance as to form of the Food 4 Less Sections, such counsel may assume that the statements made therein are correct and complete);

          (vi) the execution and delivery of the Transaction Documents by each of Food 4 Less and the Food 4 Less Subsidiaries (other than Falley's) and the making of the Guarantees by Food 4 Less and the Food 4 Less Subsidiaries (other than Falley's) pursuant to the Indenture will not result in a breach or violation of, or imposition of any lien, charge or encumbrance (other than stock pledges securing the New Bank Facilities) upon any property or assets of any of Food 4 Less or the Food 4 Less Subsidiaries (other than Falley's) pursuant to, (i) the charter or by-laws of any of Food 4 Less or the Food 4 Less Subsidiaries (other than Falley's) or, (ii) the terms of the contracts identified on an annex to such opinion identified as material to Food 4 Less and the Food 4 Less Subsidiaries, taken as a whole, which breach or violation or imposition of a lien would, in the case of clause (ii) above, have a Material Adverse Effect;

     In addition, such counsel shall state that in its limited capacity as special counsel to Food 4 Less, it has participated in conferences with officers and other representatives of Food 4 Less and the Company, counsel to the Company, representatives of the independent public accountants for Food 4 Less and the Company, and your representatives, at which the Food 4 Less Sections were discussed, and although its review was limited strictly to the Food 4 Less Sections and it is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Food 4 Less Sections and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused it to believe that the Food 4 Less Sections, as of the date of the Prospectus Supplement and on the Closing Date, and taken as a description of the historical operations of Food 4 Less prior to the Mergers, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to (i) the financial statements, financial statement schedules and other financial data included or incorporated by reference in the Food 4 Less Sections or
     (ii) any other contents of the Registration Statement or Prospectus other than the Food 4 Less Sections.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of Food 4 Less and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (d) The Issuers shall have furnished to the Representatives the opinion of Squadron, Ellenoff, Plesent, Sheinfeld & Sorhin, special New York counsel for the Issuers, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) each of the Base Indenture and the Supplemental Indenture constitutes a legal, valid and binding instrument enforceable against each of the Issuers in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); when the Notes are executed and authenticated in accordance with the provisions of the Indenture and endorsed by each Guarantor and delivered to and paid for by Underwriters pursuant to this Agreement, (A) the Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and (B) the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions relating to or affecting the rights of creditors generally or of general principles of equity (whether considered in a proceeding in equity or at law);

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Issuers and public officials. References to the Prospectus in this paragraph (d) include any supplements thereto at the Closing Date. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (e) The Issuers shall have furnished to the Representatives, the opinion of Clutter, Hinkel & Aadalen, LLP, special Kansas counsel to Falley's, Inc. ("Falley's"), dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) Falley's has been duly incorporated and is validly existing as a corporation in good standing under the laws of Kansas, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and to make its Guarantee and to enter into each of the Transaction Documents;

          (ii) all of the outstanding shares of capital stock of Falley's has been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of Falley's are owned of record by Food 4 Less either directly or through wholly owned subsidiaries;

          (iii) this Agreement, the Base Indenture, the Supplemental Indenture and the Guarantee have been duly authorized by Falley's;

          (iv) the execution and delivery of the Transaction Documents by Falley's and the making of the Guarantee by Falley's will not result in a breach or violation of, or imposition of any lien, charge or encumbrance (other than stock pledges securing the New Bank Facilities) upon any property or assets of Falley's, pursuant to the charter or by-laws of Falley's.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Kansas or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of Falley's and public officials. References to the Prospectus in this paragraph (e) include any supplements thereto at the Closing Date. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Issuers shall have furnished to the Representatives a certificate of the Company, QFC and Food 4 Less signed by the Chairman of the Board, the President or a Senior Vice President and the principal financial or accounting officer of the Company, QFC and Food 4 Less, as applicable, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

          (i) the representations and warranties of, in the case of the certificate of the Company, the Issuers, and in the case of the certificate of QFC and Food 4 Less, QFC and the QFC Subsidiaries and Food 4 Less and the Food 4 Less Subsidiaries, respectively, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers and QFC and the QFC Subsidiaries and Food 4 Less and Food 4 Less Subsidiaries, as applicable, have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officers' knowledge, threatened; and

          (iii) since the dates of the most recent financial statements in the Prospectus of each of the Company, QFC and Food 4 Less, (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (h) At the Execution Time and at the Closing Date, Deloitte & Touche LLP (with respect to the Company and QFC) and Arthur Andersen LLP (with respect to Food 4 Less and Hughes) shall have furnished to the Representatives comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

          (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause
     (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuers' debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (k) Prior to the Closing Date, the Issuers shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (l) The Mergers shall have been consummated on the terms contemplated by each of the Merger Agreements (as in effect at the Execution Time), and each of QFC and the QFC Subsidiaries and Food 4 Less and the Food 4 Less Subsidiaries shall have become parties to this Agreement as Guarantors pursuant to an instrument in substantially the form attached hereto as Exhibit A.

          (m) The Representatives shall have received true and correct executed copies of the New Bank Facilities, the New Bank Facilities shall be in form and substance reasonably satisfactory to the Representatives and all conditions to the initial borrowings thereunder shall have been satisfied in all material respects.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Stoel Rives LLP, counsel for the Company, at 900 SW Fifth Avenue, Suite 2300, Portland, Oregon, on the Closing Date.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, each of the Issuers, jointly and severally, agree to reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, however, that with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any person who controls such Underwriter within the meaning of either the Act or the Exchange Act) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (x) the Company had previously furnished copies of the Prospectus to the Underwriters, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus, in any case where such delivery was required by the Act. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers who signs the Registration Statement, and each person who controls any of the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuers acknowledge that the (i) statements set forth regarding delivery of the Securities on the cover page and the legend in block capital letters related to stabilization, syndicate covering transactions and penalty bids on the second page and (ii) the third and fifth paragraphs under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers jointly and severally on the one hand and the Underwriters severally on the other agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers jointly and severally on the one hand and the Underwriters severally on the other shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Issuers within the meaning of either the Act or the Exchange Act, each officer of the Issuers who shall have signed the Registration Statement and each director of the any of the Issuers shall have the same rights to contribution as any of the Issuers subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes due 2003, the Notes due 2005 or the Notes due 2008 agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes due 2003, the Notes due 2005 or Notes due 2008, as the case may be, set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes due 2003, the Notes due 2005 or Notes due 2008, as the case may be, set forth opposite the names of all the remaining Underwriters) the Notes due 2003, Notes due 2005 or Notes due 2008, as the case may be, which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Notes due 2003, the Notes due 2005 or the Notes due 2008 which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Notes due 2003, 10% of the aggregate principal amount of the Notes due 2005 or 10% of the aggregate principal amount of the Notes due 2008, as the case may be, set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or to any Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8, 12, 13 and 14 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.:
(212) 783-1752) and confirmed to the General Counsel, Salomon Smith Barney, at 7 World Trade Center, New York, New York, 10048, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Fred Meyer, P.O. Box 42121, 3800 S.E. 22nd Ave., Portland, Oregon, 97242-0121, Telecopy No.
(503) 797-5299.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without regard to principles of conflicts of law.

          15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean, with respect to a party to this Agreement, the date and time that this Agreement (or an instrument providing that such party agrees to become a party to this Agreement) is executed and delivered by such party.

          "Food 4 Less" means Food 4 Less Holdings, Inc., a Delaware corporation.

          "Food 4 Less Merger Agreement" means the Agreement and Plan of Merger dated as of November 6, 1997 among Food 4 Less Holdings, Inc., FFL Acquisition Corp. and Fred Meyer, Inc., as amended, as in effect at the Execution Time.

          "Food 4 Less Subsidiaries" means the direct and indirect subsidiaries of Food 4 Less.

          "Insignificant Subsidiary" means any inactive or otherwise immaterial direct or indirect subsidiaries of the Company; provided that the assets and pre-tax income of, and the Company's net investment in, such Insignificant Subsidiaries on an individual and a combined basis will not exceed three percent (3%) of the Company's consolidated pre-tax income or assets, as applicable.

          "Merger Agreements" means the QFC Merger Agreement and the FFL Merger Agreement.

          "Mergers" shall mean (i) the merger of Q-Acquisition Corp., a Washington corporation, with and into QFC with QFC becoming a wholly owned direct subsidiary of the Company, pursuant to the QFC Merger Agreement and
     (ii) the merger of FFL Acquisition Corp., a Delaware corporation, with and into Food 4 Less with Food 4 Less becoming a wholly owned direct subsidiary of the Company, pursuant to the Food 4 Less

     Merger Agreement.

          "New Bank Facilities" means (i) the Loan Agreement to be entered into on the Closing Date among the Company, the Guarantors, Bankers Trust Company, as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and the other lenders party thereto, and (ii) the Participation Agreement to be entered into on the Closing Date among the Company, as lessee, FMS Trust 1997-1, as lessor, Wilmington Trust Company, as owner trustee, Bankers Trust Company, as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and the other investors and lenders party thereto.

          "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary supplemental prospectus filed with the Commission pursuant to Rule 424, including the Prospectus Supplement dated February 17, 1998.

          "Prospectus" shall mean the prospectus relating to the Securities, including the Prospectus Supplement dated as of March 4, 1998, that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "QFC" means Quality Food Centers, Inc., a Washington corporation.

          "QFC Merger Agreement" means that the Agreement and Plan of Merger dated as of November 6, 1997 among Quality Food Centers, Inc., Q-Acquisition Corp. and Fred Meyer, Inc., as amended, as in effect at the Execution time.

          "QFC Subsidiaries" means the direct and indirect subsidiaries of QFC.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A", "Rule 462" and "Rule 415" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

          "Transaction Documents" shall mean, collectively, this Agreement, the Base Indenture, the Supplemental Indenture and the New Bank Facilities.

          "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc. to the extent that any such party is a signatory to this Agreement.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                            [Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.


                                       Very truly yours,


                                       FRED MEYER, INC.


                                       By: DAVID R. JESSICK
                                           -------------------------------------
                                           Name:  David R. Jessick
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer


                                       B&B STORES, INC.
                                       B&B PHARMACY, INC.
                                       CB&S ADVERTISING AGENCY, INC.
                                       DISTRIBUTION TRUCKING COMPANY
                                       FM, INC.
                                       FM HOLDING CORPORATION
                                       FRED MEYER JEWELERS, INC.
                                       FM RETAIL SERVICES, INC.
                                       FRED MEYER OF ALASKA, INC.
                                       FRED MEYER OF CALIFORNIA, INC.
                                       FRED MEYER STORES, INC.
                                       GRAND CENTRAL, INC.
                                       JH PROPERTIES, INC.
                                       MERKSAMER JEWELERS, INC.
                                       ROUNDUP CO.
                                       SMITH'S FOOD & DRUG CENTERS, INC.
                                       COMPARE, INC.
                                       SAINT LAWRENCE HOLDING COMPANY
                                       SMITH'S BEVERAGE OF WYOMING, INC.
                                       SMITTY'S EQUIPMENT LEASING, INC.
                                       SMITTY'S SUPERMARKETS, INC.
                                       SMITTY'S SUPER VALU, INC.


                                       By: KENNETH THRASHER
                                           -------------------------------------
                                           Name:  Kenneth Thrasher
                                           Title:  Vice President

                                       WESTERN PROPERTY INVESTMENT
                                       GROUP, INC.


                                       By: KENNETH THRASHER
                                           -------------------------------------
                                           Name:  Kenneth Thrasher
                                           Title:  Vice President


                                       TREASURE VALLEY LAND
                                       COMPANY, L.C.


                                       By: Smith's Food & Drug Centers, Inc.,
                                           its member

                                       By: KENNETH THRASHER
                                           -------------------------------------
                                           Name:  Kenneth Thrasher
                                           Title:  Executive Vice President


                                       RICHIES, INC.


                                       By: ROGER A. COOKE
                                           -------------------------------------
                                           Name:  Roger A. Cooke
                                           Title:  Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Salomon Smith Barney
Donaldson Lufkin & Jenrette
  Securities Corporation
BT Alex. Brown Incorporated
Chase Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated.
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
Societe Generale Securities Corporation

By: Salomon Brothers Inc

By: CHAD A. LEAT
    ------------------------------
    Name: Chad A. Leat
    Title:   Managing Director

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I



                                                 Principal Amount            Principal Amount           Principal Amount
                                                of Notes due 2003           of Notes due 2005          of Notes due 2008
Underwriters                                      to be Purchased             to be Purchased            to be Purchased
------------                                    -----------------           -----------------          -----------------
Salomon Brothers Inc.......................          $ 60,417,000                $181,250,000               $181,250,000

Donaldson Lufkin & Jenrette
    Securities Corporation.................            60,417,000                 181,250,000                181,250,000
BT Alex. Brown Incorporated................            60,417,000                 181,250,000                181,250,000
Chase Securities Inc.......................            25,000,000                  75,000,000                 75,000,000
Goldman, Sachs & Co........................            12,500,000                  37,500,000                 37,500,000
Morgan Stanley & Co. Incorporated..........            12,500,000                  37,500,000                 37,500,000
First Chicago Capital Markets, Inc. .......             6,250,000                  18,750,000                 18,750,000
NationsBanc Montgomery Securities, LLC.....             6,250,000                  18,750,000                 18,750,000
Societe Generale Securities Corporation....             6,249,000                  18,750,000                 18,750,000
Total......................................          $250,000,000                $750,000,000               $750,000,000

                                                                         ANNEX A
                                                                         -------

                                   Guarantors
                                   ----------


                                            State Where         States Where
Subsidiary                                  Incorporated        Qualified
----------                                  ------------        ---------
B&B Stores, Inc.                            Montana             None
B&B Pharmacy, Inc.                          Montana             None
CB&S Advertising Agency, Inc.               Oregon              None
Distribution Trucking Company               Oregon              Idaho, Utah
FM, Inc.                                    Utah                None
FM Holding Corporation                      Delaware            None
Fred Meyer Jewelers, Inc.                   Delaware            Arizona, California,
                                                                Oregon, Washington
FM Retail Services, Inc.                    Washington          None
Fred Meyer of Alaska, Inc.                  Alaska              None
Fred Meyer of California, Inc.              California          None
Fred Meyer Stores, Inc.                     Delaware            Idaho, Oregon
Grand Central, Inc.                         Utah                Idaho, Oregon
JH Properties, Inc.                         Washington          None
Merksamer Jewelers, Inc.                    California          Illinois, Indiana,
                                                                Iowa, Kansas, Maryland,
                                                                Michigan, Missouri,
                                                                Ohio, Virginia,
                                                                Wisconsin, Washington
Roundup Co.                                 Washington          Oregon
Smith's Food & Drug Centers, Inc.           Delaware            Arizona, California,
                                                                Idaho, Nevada, New
                                                                Mexico, Texas,
                                                                Utah, Wyoming
Compare, Inc.                               Delaware            Arizona
Richie's, Inc.                              Texas               None
Saint Lawrence Holding Company              Delaware            Arizona
Smith's Beverage of Wyoming, Inc.           Wyoming             None
Smitty's Equipment Leasing, Inc.            Delaware            Arizona
Smitty's Supermarkets, Inc.                 Delaware            Arizona
Smitty's Super Valu, Inc.                   Delaware            Arizona
Treasure Valley Land Company, L.C.          Idaho               None
Western Property Investment Group, Inc.     California          None
Quality Food Centers, Inc.                  Washington          Oregon, Connecticut
Hughes Markets, Inc.                        California          None

                                            State Where         States Where
Subsidiary                                  Incorporated        Qualified
----------                                  ------------        ---------
Hughes Realty, Inc.                         California          None
KU Acquisition Corporation                  Washington          None
QFC Sub, Inc.                               Washington          None
Quality Food, Inc.                          Delaware            None
Quality Food Holdings, Inc.                 Delaware            None
Second Story, Inc.                          Washington          None
Food 4 Less Holdings, Inc.                  Delaware            California
Alpha Beta Company                          California          None
Bay Area Warehouse Stores, Inc.             California          None
Bell Markets, Inc.                          California          None
Cala Co.                                    Delaware            California
Cala Foods, Inc.                            California          None
Crawford Stores, Inc.                       California          None
Falley's, Inc.                              Kansas              Missouri, Texas
Food 4 Less GM, Inc.                        California          None
Food 4 Less Merchandising, Inc.             California          None
Food 4 Less of California, Inc.             California          None
Food 4 Less of Southern California, Inc.    Delaware            California
Ralphs Grocery Company                      Delaware            California

                                                                       Exhibit A
                                                                       ---------

                                Fred Meyer, Inc.

                       $250,000,000 7.150% Notes Due 2003
                       $750,000,000 7.375% Notes Due 2005
                       $750,000.000 7.450% Notes Due 2008

                                Joinder Agreement



                                                              New York, New York
                                                                 March [ ], 1998
Salomon Smith Barney
Salomon Brothers Inc
Donaldson Lufkin & Jenrette
  Securities Corporation
BT Alex. Brown Incorporated
Chase Securities Inc.
Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
Societe Generale Securities Corporation
As Representatives of the several Underwriters, c/o Salomon Brothers Inc
7 World Trade Center
New York, New York 10048

Ladies and Gentlemen:

          Reference is hereby made to that certain underwriting agreement (the "Underwriting Agreement") dated as of March 4, 1998 among Fred Meyer, Inc., a Delaware corporation (the "Company"), the guarantors named therein (the "Guarantors") and Salomon Smith Barney, Salomon Brothers Inc, Donaldson Lufkin & Jenrette Securities Corporation, BT Alex. Brown Incorporated, Chase Securities Inc., Goldman Sachs & Co., Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., NationsBanc Montgomery Securities LLC, and Societe Generale Securities Corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

          Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Underwriting Agreement, and acknowledges and agrees to
(i) join and become a party to the Underwriting Agreement as a Guarantor as indicated by its signature below and to execute and deliver the Base Indenture and the Supplemental Indenture and to deliver a notation of its Guarantee to be endorsed on each Note authenticated under the Indenture; (ii) be bound by all covenants, agreements and acknowledgments attributable to a Guarantor in the Underwriting Agreement; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Underwriting Agreement. Each of the undersigned hereby makes as of the date hereof all of the representations and warranties of a Guarantor in the Underwriting Agreement.

          The jurisdiction of incorporation of each of the undersigned is as set forth on Annex A hereto.

          This Joinder Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without regard to principles of conflicts of law.

          IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York, by its proper and duly authorized officer as of the date set forth above.


                                       QUALITY FOOD CENTERS, INC.
                                       HUGHES MARKETS, INC.
                                       HUGHES REALTY, INC.
                                       KU ACQUISITION CORPORATION
                                       QFC SUB, INC.
                                       QUALITY FOOD, INC.
                                       QUALITY FOOD HOLDINGS, INC.
                                       SECOND STORY, INC.
                                       FOOD 4 LESS HOLDINGS, INC.
                                       ALPHA BETA COMPANY
                                       BAY AREA WAREHOUSE STORES, INC.
                                       BELL MARKETS, INC.
                                       CALA CO.
                                       CALA FOODS, INC.
                                       CRAWFORD STORES, INC.
                                       FALLEY'S, INC.
                                       FOOD 4 LESS GM, INC.
                                       FOOD 4 LESS MERCHANDISING, INC.
                                       FOOD 4 LESS OF CALIFORNIA, INC.
                                       FOOD 4 LESS OF SOUTHERN
                                         CALIFORNIA, INC.
                                       RALPHS GROCERY COMPANY


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Salomon Smith Barney
Donaldson Lufkin & Jenrette
  Securities Corporation
BT Alex. Brown Incorporated
Chase Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated.
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
Societe Generale Securities Corporation

By:  Salomon Brothers Inc


By:
    ------------------------------
     Name:
     Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                                                         Annex A
                                                                         -------



Subsidiary                                            State of Incorporation           States Where Qualified
----------                                            ----------------------           ----------------------
Quality Food Centers, Inc.                            Washington                       Oregon, Connecticut
Hughes Markets, Inc.                                  California                       None
Hughes Realty, Inc.                                   California                       None
KU Acquisition Corporation                            Washington                       None
QFC Sub, Inc.                                         Washington                       None
Quality Food, Inc.                                    Delaware                         None
Quality Food Holdings, Inc.                           Delaware                         None
Second Story, Inc.                                    Washington                       None
Food 4 Less Holdings, Inc.                            Delaware                         California
Alpha Beta Company                                    California                       None
Bay Area Warehouse Stores, Inc.                       California                       None
Bell Markets, Inc.                                    California                       None
Cala Co.                                              Delaware                         California
Cala Foods, Inc.                                      California                       None
Crawford Stores, Inc.                                 California                       None
Falley's, Inc.                                        Kansas                           Missouri, Texas
Food 4 Less GM, Inc.                                  California                       None
Food 4 Less Merchandising, Inc.                       California                       None
Food 4 Less of California, Inc.                       California                       None
Food 4 Less of Southern California, Inc.              Delaware                         California
Ralphs Grocery Company                                Delaware                         California